                                                           EXHIBIT 4.(ii)(a)(29)


                               AMENDMENT NUMBER 2
                                     TO THE
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF APRIL 22, 1996
                                     AMONG
                         THE DELTA QUEEN STEAMBOAT CO.,
                         AMERICAN CLASSIC VOYAGES CO.,
                           THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTY THERETO
                                      AND
                           THE CHASE MANHATTAN BANK,
                                    AS AGENT


          This Amendment Number 2 (this "Amendment") to the Third Amended and Restated Credit Agreement dated as of April 22, 1996, as amended by Amendment Number 1 dated as of November 18, 1996, among The Delta Queen Steamboat Co., American Classic Voyages Co., the financial institutions from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as Agent (the "Credit Agreement") is dated as of March 26, 1997. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.


          1. Amendment of Credit Agreement. The Borrower, the Parent, the Lenders and the Agent have agreed to amend the Credit Agreement, and accordingly, effective as of March 26, 1997, upon satisfaction of the conditions precedent set forth below and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

          1.1 Section 1.01 of the Credit Agreement is amended by amending and restating in their entirety the definitions of "GAQSC," "Pledge Agreements," "Restricted Junior Payment" and "Subsidiary" as follows:

                          "GAQSC" shall mean Great AQ Steamboat Co., a Delaware
                   corporation (formerly known as Delta Queen Steamboat Development, Inc.), and Great AQ Steamboat, L.L.C., a Delaware limited liability company, as its successor by merger.

                          "Pledge Agreements" shall mean the Stock Pledge
                   Agreements and Limited Liability Company Pledge Agreements, as applicable, executed by (i) the Borrower in connection with the pledge of the stock of, or its membership interest in, each of the Borrower Subsidiaries (other than GAQSC), and
                   (ii) DQSB II, Inc., a Delaware corporation, in connection with the pledge of its membership interests in each of the other Borrower Subsidiaries (other than GAQSC), as any of the same may be amended, restated, supplemented or otherwise modified from time to time.

                          "Restricted Junior Payment" shall mean (i) any
                   dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of or membership interests in Borrower or any of its Subsidiaries, except a distribution of stock as part of a stock split and except a dividend or distribution payable solely in shares of that class of stock or membership interests or in any junior class of stock or membership interests to the holders of that class, provided that the issuance of such stock or membership interests or junior class of stock or membership interests is not an incurrence of Indebtedness, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of or membership interests in Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of or membership interests in Borrower or any of its Subsidiaries now or hereafter outstanding, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of the capital stock of or membership interests in Borrower or any of its Subsidiaries or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (v) any payment of tax-sharing payments, allocated corporate overhead, guaranty fees or management fees to Parent or any of its Affiliates and (vi) any payment in the nature of a loan from Borrower or any of its Subsidiaries to Parent or any of Parent's Subsidiaries.


                          "Subsidiary" of a Person shall mean (i) any
                   corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership or membership interests having ordinary voting power of which shall at the time be so owned or controlled.

and by deleting in its entirety the definition of "Chemical" and substituting therefor the following definition:

                          "Chase" or "Chase Bank" shall mean The Chase Manhattan
                   Bank, a New York banking corporation, and any successor thereto.

            1.2 Section 4.01 of the Credit Agreement is amended by amending and restating in their entirety subsections (a), (b), (c), (d) and (i) thereof as follows:

                          (a) Organization; Corporate Powers. Parent, Borrower and each of their respective Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify has not had or will not have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

                          (b) Authority. (i) Parent, Borrower and each of their respective Subsidiaries has the requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents executed by it, or to be executed by it.

                                (ii) The execution, delivery and performance (or filing or recording, as the case may be) of each of the Transaction Documents to which it is party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate or company action on the part of Parent, Borrower and each of their respective Subsidiaries, the respective boards of directors or managers, as applicable, of any such Person, and, if necessary, the stockholders or members, as applicable, of any such Person, and no other corporate or company proceedings on the part of any such Person are necessary to consummate such transactions.

                                (iii)  Each of the Transaction Documents to
                          which it is a party has been duly executed and delivered (or filed or recorded, as the case may be) by Parent, Borrower and each of their respective Subsidiaries and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles), is in full force and effect (unless terminated in accordance with the terms thereof) and no term or condition thereof has been amended, modified or waived from the terms and conditions contained therein without the prior written consent of the Agent and the Requisite Lenders or, where so required, all of the Lenders, and Parent, Borrower and each of their respective Subsidiaries and, to the best of Borrower's knowledge, the other parties thereto have performed and complied in all material respects with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the effective date thereof, and no default by any such party exists thereunder.

                          (c) Subsidiaries. Each of Parent and Borrower have no Subsidiaries other than those described in Schedule 4.01(c) and those, if any, which are permitted by Section
                   7.03 to be created after the Effective Date.   Parent's only
                   activities are to hold the stock of its Subsidiaries.

                          (d) No Conflict. The execution, delivery and performance of each Transaction Document to which it is a party by Parent, Borrower and each of their respective Subsidiaries and each of the transactions contemplated thereby do not and will not (i) conflict with any Contractual Obligation of any such Person, any liability resulting from which would have or be reasonably expected to have a Material Adverse Effect, or (ii) conflict with the documents of organization or governance of any such Person, or (iii) except as set forth on Schedule 4.01(d), conflict with result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Person, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any such Person (other than Liens in favor of the Agent, for the benefit of itself and the Holders of Secured Obligations, arising pursuant to the Loan Documents or Liens permitted pursuant to Section 7.02(b)), or (v) require any approval of stockholders or members of any such Person, unless such approval has been obtained.

                          (i)  Capitalization.

                                (i) As of the Effective Date, Schedule 4.01(i) sets forth the number of shares and the relevant percentages of capital stock held by each shareholder of the Parent that holds in excess of 5% of the Capital Stock of the Parent of which the Borrower has knowledge.

                                (ii)  There are outstanding no shares of any
                          class of capital stock and no membership interests of any class (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock or membership interests) of:

                                       (A)  Borrower other than capital stock
                                described on Schedule 4.01(i); and

                                       (B)  any Subsidiary of the Borrower other
                                than the capital stock of DQSBII, Inc. and of Cruise America Travel, Incorporated held by Borrower and the membership interests in the other Subsidiaries owned by Borrower and by DQSB II, Inc. and in each case, other than with respect to GAQSC, pledged to the Agent for the benefit of itself and Holders of Secured Obligations pursuant to Pledge Agreements.

                          None of such capital stock or membership interests, other than with respect to GAQSC, is subject to any security, instrument, warrant, option or purchase rights, agreement, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto other than pursuant to the Pledge Agreements. The outstanding capital stock of each of Parent, Borrower, Cruise America Travel, Incorporated and DQSB II, Inc. is duly authorized, validly issued, fully paid and nonassessable.
                          Borrower and DQSB II, Inc. have been duly admitted as members of the respective Subsidiaries that are limited liability companies and have no further liability to any such Subsidiary for contribution or otherwise in their capacities as such members.

            1.3 Section 6.01 of the Credit Agreement is amended and restated in its entirety as follows:

                          6.01. Corporate Existence, Etc. Except as permitted in Section 7.08, each of Borrower and Parent shall, and shall cause each of its Subsidiaries to, at all times, maintain its existence as a corporation or limited liability company, as applicable, and preserve and keep in full force and effect its rights and franchises. Each of Borrower and Parent shall promptly provide the Agent and each of the Lenders with a complete list of its Subsidiaries upon the occurrence of any change in the list set forth on Schedule 4.01(c) hereto.

            1.4 Section 6.10 is amended by amending and restating the introductory clause and clause (v) thereof in their entirety as follows:

                          6.10. Formation of Subsidiaries. The Borrower may form additional Subsidiaries organized as corporations or limited liability companies under the laws of one of the states of the United States provided each of the following conditions precedent is met in connection therewith:

                                (v) Borrower shall have executed and/or shall have caused its appropriate Subsidiary to execute a Pledge Agreement in respect of all of the stock or membership interests, as applicable, of such new Subsidiary and Borrower and any other pledgor Subsidiary shall have executed and delivered all financing statements and other documents reasonably requested by the Agent in connection therewith;

            1.5 Section 7.02(a) is amended by adding thereto after the words "capital stock" in both places where such words appear the words "or membership interests"; and Section 7.02(b) is amended by adding thereto after the words "capital stock" in the introductory clause thereof the words "or membership interests, as applicable,".

            1.6 Section 7.13 is amended and restated in its entirety to read as follows:

                          7.13. Amendment of Certain Documents. The Parent, Borrower and their respective Subsidiaries shall not permit any termination of, or any modification or amendment that is adverse in any respect to the Lenders to be made to either the certificate of incorporation or by-laws or the limited liability company agreement, as applicable, of the Parent, Borrower or any of their respective Subsidiaries or to the Tax Sharing Agreement. Except for modification, assumption and supplemental documents effective as of December 31, 1996, in connection with the merger of Great AQ Steamboat Co. into Great AQ Steamboat, L.L.C., Borrower and GAQSC shall not modify or amend the GAQSC Obligations, the GAQSC Trust Indenture, the GAQSC Security Agreement, the GAQSC Financial Agreement, the GAQSC Ship Mortgage, the GAQSC Depository Agreement or the GAQSC Guaranty without the prior written consent of the Agent.

            1.7 Schedules 4.01(c) and 4.01(i) are amended and restated in their entirety as set forth in amended Schedules 4.01(c) and 4.01(i), respectively, attached hereto.

            2. Waiver. The Lenders hereby waive any Event of Default or Potential Event of Default that may have occurred and be continuing prior to the effectiveness of this Amendment as a result of the creation of DQSB II, Inc. and the limited liability company Subsidiaries of Borrower and the merger of certain of the corporate operating Subsidiaries of Borrower into the respective limited liability company Subsidiaries.

            3. Effectiveness. This Amendment and the foregoing waiver shall become effective as of March 26, 1997 upon satisfaction of the following conditions: (i) as of such date, no Event of Default or Potential Event of Default shall have occurred and be continuing under the Credit Agreement as amended by this Amendment and after giving effect to the foregoing waiver;
and (ii) the Agent shall have received a copy of this Amendment duly executed by the Borrower, the Parent and the Lenders, together with the other documents described on the List of Supplemental Closing Documents attached hereto as Exhibit A.

            4. Representation and Warranty. The Borrower and the Parent hereby represent and warrant that this Amendment, the Credit Agreement as amended hereby and each of the Loan Documents executed and delivered pursuant to
Section 3 constitute legal, valid and binding obligations of the Borrower and the Parent and are enforceable against the Borrower, the Parent and each applicable Borrower Subsidiary in accordance with their respective terms, and that after giving effect to this Amendment and the waiver contained in Section 2, no Event of Default or Potential Event of Default has occurred and is continuing.

            5. Effect Upon Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein," or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, all terms and conditions of the Credit Agreement, the other Loan Documents and the other documents and agreements executed by the Borrower or its Affiliates in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

            6. Counterparts. This Amendment may be executed by the parties hereto on separate counterparts and each of said counterparts taken together shall be deemed to constitute one and the same instrument.


            IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                        THE DELTA QUEEN STEAMBOAT CO.,
                                                   as Borrower

                                        By:     \s\ Jordan B. Allen
                                            -------------------------------
                                            Name: Jordan B. Allen
                                            Title: Senior Vice President


                                        AMERICAN CLASSIC VOYAGES CO.,
                                                   as Parent

                                        By:      \s\ Jordan B. Allen
                                            -------------------------------
                                            Name: Jordan B. Allen
                                            Title: Senior Vice President


                                        THE CHASE MANHATTAN BANK,
                                                 as Agent and as a Lender

                                           By:     \s\ Lisa D. Benitez
                                               -------------------------------
                                               Name:  Lisa D. Benitez
                                               Title:  Vice President


                                        HIBERNIA NATIONAL BANK,
                                                   as Co-Agent and as a Lender

                                           By:     \s\ Lizette M. Terral
                                               -------------------------------
                                               Name:  Lizette M. Terral
                                               Title:  Vice President

                                   EXHIBIT A
                                       TO
                               AMENDMENT NUMBER 2
                                     TO THE
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF APRIL 22, 1996
                                     AMONG
                         THE DELTA QUEEN STEAMBOAT CO.,
                         AMERICAN CLASSIC VOYAGES CO.,
                           THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTY THERETO
                                      AND
                           THE CHASE MANHATTAN BANK,
                                    AS AGENT

                                 MARCH 26, 1997

                     LIST OF SUPPLEMENTAL CLOSING DOCUMENTS

                               A.  LOAN DOCUMENTS


            1. Amendment Number 2 (the "AMENDMENT") dated as of March 26, 1997 (the "CLOSING DATE") to Third Amended and Restated Credit Agreement dated as of April 22, 1996, as amended by Amendment Number 1 dated as of November 18, 1996 (as so amended and as amended by the Amendment, the "CREDIT AGREEMENT"),(1) among The Delta Queen Steamboat Co. ("BORROWER"), American Classic Voyages Co., the financial institutions from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank) as agent thereunder (the "AGENT").

            2. Master Assumption Agreement and Fourth Master Amendment to Collateral Documents (the "MASTER ASSUMPTION") executed by DQSB II, Inc. ("DQII"), Great River Cruise Line, L.L.C. ("GRCL"), Great Ocean Cruise Line, L.L.C. ("GOCL" and, together with DQII and GRCL, the "NEW SUBSIDIARIES") and Cruise America Travel, Incorporated ("CAT") in favor of the Agent, evidencing the assumption by each of the New Subsidiaries of obligations under certain of the Subsidiary Security Agreements, the Subsidiary Guaranty and the Contribution Agreement and the consent by CAT to the Amendment and the other transactions contemplated thereby.

            3. Addendum to Stock Pledge Agreement dated as of August 3, 1993 (the "STOCK PLEDGE ADDENDUM") executed by Borrower in favor of the Agent, evidencing the pledge by Borrower of all of its 100% interest in the capital stock of DQII, together with:


------------

(1) All capitalized terms used herein that are defined in the Credit Agreement shall have the meanings ascribed to them therein unless otherwise specifically defined herein. Documents are dated the Closing Date unless otherwise indicated.

                   a. Stock certificate No. 1 representing 1,000 shares of common stock of DQII.

                   b. Undated stock power executed by Borrower in blank with respect to the stock certificate described above.

                   c.  Acknowledgment of pledge executed by DQII.

            4. Limited Liability Company Pledge Agreement (the "BORROWER LLC PLEDGE AGREEMENT") executed by Borrower in favor of the Agent, evidencing the pledge by Borrower of its 99% membership interest in each of GRCL and GOCL, together with:

                   a. Instructions to register pledge executed by Borrower and addressed to each of GRCL and GOCL.

                   b. Initial transaction statements executed by each of GRCL and GOCL and addressed to the Agent.

            5. Limited Liability Company Pledge Agreement (the "DQII LLC PLEDGE AGREEMENT") executed by DQII in favor of the Agent, evidencing the pledge by DQII of its 1% membership interest in each of GRCL and GOCL, together with:

                   a. Instructions to register pledge executed by DQII and addressed to each of GRCL and GOCL.

                   b. Initial transaction statements executed by each of GRCL and GOCL and addressed to the Agent.

            6. Second Amendment of Trust Indenture among the Agent, the Lenders, GRCL and Chase Bank as Trustee (the "DQ TRUSTEE") under the Ship Mortgage covering the Delta Queen.

            7. Second Amendment of Trust Indenture among the Agent, the Lenders, GOCL and Chase Bank as Trustee (the "MQ TRUSTEE") under the Ship Mortgage covering the Mississippi Queen.

            8. Assumption of Preferred Ship Mortgage (the "GRCL ASSUMPTION") executed by GRCL in favor of the DQ Trustee, evidencing GRCL's assumption of obligations under the Ship Mortgage covering the Delta Queen.

            9. Assumption of Preferred Ship Mortgage (the "GOCL ASSUMPTION") executed by GOCL in favor of the MQ Trustee, evidencing GOCL's assumption of obligations under the Ship Mortgage covering the Mississippi Queen.

            10. Security Agreement (the "DQII SECURITY AGREEMENT") executed by DQII in favor of the Agent, evidencing the grant of a senior security interest in all of its personal property.

                    B.  UCC FILINGS AND LIEN SEARCH REPORTS

            11. UCC-3 amendments to financing statements naming the Agent as secured party and filed against Borrower in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            12. Post-filing UCC lien search reports of filings against Borrower in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            13. UCC-1 financing statements naming the Agent as secured party and filed against DQII in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            14. Post-filing UCC lien search reports of filings against DQII in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            15. UCC-1 financing statements naming the Agent as secured party and filed against GRCL in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            16. Post-filing UCC lien search reports of filings against GRCL in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            17. UCC-1 financing statements naming the Agent as secured party and filed against GOCL in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

            18. Post-filing UCC lien search reports of filings against GOCL in the respective offices of the:

                     a.      Secretary of State of Illinois

                     b.      Recorder of Mortgages of Orleans Parish, Louisiana

                             C.  COMPANY DOCUMENTS

            19. Certificate of Incorporation of Borrower, certified by the Secretary of State of Delaware.

            20. Good Standing Certificate for Borrower from the respective offices of the:

                     a.  Secretary of State of Delaware

                     b.  Secretary of State of Louisiana

            21. Certificate(s) executed by the Secretary or an Assistant Secretary of Borrower, certifying: (i) the names and true signatures of the officers of Borrower authorized to execute and deliver the Amendment, the Stock Pledge Addendum, the Borrower LLC Pledge Agreement and the UCC financing statements executed by Borrower (the "BORROWER DOCUMENTS"); (ii) that attached thereto as exhibits are true and correct copies of resolutions adopted by the Board of Directors of Borrower approving and authorizing, among other things, the merger of GRTC with and into Borrower and the execution and delivery of the Borrower Documents; (iii) that attached thereto as an exhibit is a true and correct copy of the Agreement of Merger dated December 27, 1996 between Great River Transportation Co. and Borrower; (iv) that there have been no changes to the Certificate of Incorporation of Borrower since the date of certification thereof by the Secretary of State of Delaware; and (v) that attached thereto as an exhibit is a true and correct copy of the By-Laws of Borrower as in effect on the Closing Date.

            22. Certificate of Incorporation of DQII, certified by the Secretary of State of Delaware.

            23. Good Standing Certificate for DQII from the office of the Secretary of State of Delaware.

            24. Certificate(s) executed by the Secretary or an Assistant Secretary of DQII, certifying: (i) the names and true signatures of the officers of DQII authorized to execute and deliver the Master Assumption, the DQII LCC Pledge Agreement, the DQII Security Agreement and the UCC financing statements executed by DQII (the "DQII DOCUMENTS"); (ii) that attached thereto as an exhibit is a true and correct copy of a resolution adopted by the Board of Directors of DQII approving and authorizing, among other things, the execution and delivery of the DQII Documents; (ii) that there have been no changes to the Certificate of Incorporation of DQII since the date of certification thereof by the Secretary of State of

Delaware; and (iv) that attached thereto as an exhibit is a true and correct copy of the By- Laws of DQII as in affect on the Closing Date.


            25. Certificate of Formation of GRCL, certified by the Secretary of State of Delaware.

            26. Good Standing Certificates for GRCL from the respective offices of the:

                     a.  Secretary of State of Delaware

                     b.  Secretary of State of Louisiana

            27. Certificates(s) executed by the Secretary or an Assistant Secretary of Borrower or DQII, as a Managing Member of GRCL, certifying: (i) the names and true signatures of persons authorized to execute and deliver the Master Assumption, the GRCL Assumption and the UCC financing statements executed by GRCL (the "GRCL DOCUMENTS"); (ii) that attached thereto as exhibits are true and correct copies of resolutions of the Managing Members of GRCL approving and authorizing, among other things, the merger of Great River Cruise Line, Inc. with and into GRCL and the execution and delivery of the GRCL Documents; (iii) that attached thereto as an exhibit is a true and correct copy of the Agreement of Merger dated December __, 1996 between Great River Cruise Line, Inc. and GRCL; (iv) that there have been no changes to the Certificate of Formation of GRCL since the date of certification thereof by the Secretary of State of Delaware; and (v) that attached thereto as an exhibit is a true and correct copy of the Limited Liability Company Agreement for GRCL as in effect on the Closing Date.

            28. Certificate of Formation of GOCL, certified by the Secretary of State of Delaware.

            29. Good Standing Certificates for GOCL from the respective offices of the:

                     a.  Secretary of State of Delaware

                     b.  Secretary of State of Louisiana

            30. Certificates(s) executed by the Secretary or an Assistant Secretary of Borrower or DQII, as a Managing Member of GOCL, certifying: (i) the names and true signatures of persons authorized to execute and deliver the Master Assumption, the GOCL Assumption and the UCC financing statements executed by GOCL (the "GOCL DOCUMENTS"); (ii) that attached thereto as exhibits are true and correct copies of resolutions of the Managing Members of GOCL approving and authorizing, among other things, the merger of Great Ocean Cruise Line, Inc. with and into GOCL and the execution and delivery of the GOCL Documents; (iii) that attached thereto as an exhibit is a true and correct copy of the Agreement of Merger dated December __, 1996 between Great River Ocean Cruise Line, Inc. and GOCL; (iv) that there have been no changes to the Certificate of Formation of GOCL since the date of certification thereof by the Secretary of State of Delaware; and (v) that attached thereto as an exhibit is a true and correct copy of the Limited Liability Company Agreement for GOCL as in effect on the Closing Date.

                              D.  MERGER DOCUMENTS

            31. Certificate of Ownership and Merger of Great River Transportation Co. into The Delta Queen Steamboat Co., certified by the Secretary of State of Delaware.

            32. Certificate of Merger of Great River Cruise Line, Inc. into Great River Cruise Line, L.L.C., certified by the Secretary of State of Delaware.

            33. Certificate of Merger of Great Ocean Cruise Line, Inc. into Great Ocean Cruise Line, L.L.C., certified by the Secretary of State of Delaware.


                                  E.  OPINIONS

            34. Opinion of Rosenberg & Liebentritt, P.C., counsel to Borrower and the Guarantors, addressed to the Agent and the Lenders.

            35. Opinion of Adams and Reese, special Louisiana and maritime counsel to Borrower and the Guarantors, addressed to the Agent and the Lenders.


                            F.  INSURANCE DOCUMENTS

            36. Notices of Assignment of Insurance executed by GRCL and GOCL.

            37. Irrevocable Authorizations to Collect Insurance Claims executed by GRCL and GOCL.

            38. Insurance certificates naming the Agent as an additional insured.

            39. Lender's Loss Payable Endorsements with respect to property casualty policies.


                             G.  REPLACEMENT NOTES

            40. Third Amended and Restated Revolving Loan Notes in the aggregate maximum principal amount of $15,000,000, executed by Borrower and payable to each of the Lenders as follows:

            The Chase Manhattan Bank          $7,500,000
            Hibernia National Bank            $7,500,000